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                                                              Exhibit 10(a)(vi)

                                                                  EXECUTION COPY



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                          PARENT UNDERTAKING AGREEMENT

                          Dated as of December 30, 1997

                                      among

                         THE ELDER-BEERMAN STORES CORP.

                                    AS PARENT

                                       and

                              BANKERS TRUST COMPANY

                                   AS TRUSTEE



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                                TABLE OF CONTENTS


      PRELIMINARY STATEMENTS...........................................................................  1
      SECTION 1.  Unconditional Guarantee..............................................................  1
      SECTION 2.  Guaranty Absolute....................................................................  2
      SECTION 3.  Waivers and Acknowledgments..........................................................  3
      SECTION 4.  Subrogation..........................................................................  4
      SECTION 5.  Representations and Warranties.......................................................  4
      SECTION 6.  Covenants............................................................................  6
      SECTION 7.  Amendments, Etc...................................................................... 10
      SECTION 8.  Addresses for Notices................................................................ 11
      SECTION 9.  No Waiver; Remedies.................................................................. 11
      SECTION 10. Indemnification...................................................................... 12
      SECTION 11. Continuing Agreement................................................................. 12
      SECTION 12. Governing Law........................................................................ 12
      SECTION 13. Submission to Jurisdiction........................................................... 12
      SECTION 14. Consent to Service of Process........................................................ 13
      SECTION 15. Execution in Counterparts............................................................ 13
      SECTION 16. Waiver of Jury Trial................................................................. 14

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                          PARENT UNDERTAKING AGREEMENT


                  PARENT UNDERTAKING AGREEMENT (this "AGREEMENT"), dated as of December 30, 1997, made by THE ELDER-BEERMAN STORES CORP., INC., an Ohio corporation (the "PARENT"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity but solely as Trustee (as defined in the Pooling and Servicing Agreement referred to below) on behalf of the Investor Certificateholders (as hereinafter defined).

            PRELIMINARY STATEMENTS.

         1. The Parent and its wholly owned subsidiary, The El-Bee Chargit Corp., an Ohio corporation ("CHARGIT"), have entered into a Purchase Agreement dated as of the date hereof (as it may hereafter be amended, supplemented or otherwise modified from time to time, the "FIRST PURCHASE AGREEMENT"). Simultaneously, Chargit and The El-Bee Receivables Corporation, a Delaware corporation (the "TRANSFEROR"), have entered into a separate Purchase Agreement dated as of the date hereof (as it may hereafter be amended, supplemented or otherwise modified from time to time, the "SECOND PURCHASE AGREEMENT" and, together with the First Purchase Agreement, the "PURCHASE AGREEMENTS").

         2. Chargit, as servicer, the Transferor and the Trustee have entered into a Pooling and Servicing Agreement dated as of the date hereof (as it may hereafter be amended, supplemented or otherwise modified from time to time, the "POOLING AND SERVICING AGREEMENT"; terms defined in the Pooling and Servicing Agreement are used herein as therein defined).

         3. It is a condition precedent to the transfer of the Receivables to the Trust and the issuance of the Certificates under the Pooling and Servicing Agreement that the Parent shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and the substantial direct and indirect benefits to the Parent from the financing arrangements contemplated by the Transaction Documents and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Investor Certificateholders to make purchases of Investor Certificates and to fund Increases, the Parent hereby agrees as follows:

                  SECTION 1. UNCONDITIONAL GUARANTEE. The Parent hereby unconditionally and irrevocably guarantees the punctual payment and performance when due by Chargit and the Transferor (Chargit and the Transferor are, collectively, the "OBLIGATED PARTIES") of all of such Obligated Party's respective covenants, agreements and undertakings now or hereafter existing under each Transaction Document to which such Obligated Party is a party (whether

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for Collections actually received or deemed to have been received, yield, repurchase or indemnity payments, fees, expenses or otherwise, such covenants, agreements, and other obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Parent's liability shall extend to all amounts which constitute part of the Guaranteed Obligations and would be owed by an Obligated Party but for the fact that such Guaranteed Obligation is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving an Obligated Party. In the event that any Obligated Party shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed, then the Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed and observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that the Trustee shall have first made any request of or demand upon or given any notice to any Obligated Party or its respective successors or assigns, or have instituted any action or proceedings against any Obligated Party or its respective successors or assigns in respect thereof; PROVIDED, HOWEVER, that nothing contained herein shall affect any requirements set forth in any Transaction Document that notice be given or time elapse prior to the occurrence of a Termination Event or a Trust Early Amortization Event. For the avoidance of doubt, Guaranteed Obligations do not include any obligations of Obligors with respect to any Accounts or Receivables.

                  SECTION 2. GUARANTY ABSOLUTE. The Parent guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents or any document delivered in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Beneficiary with respect thereto. The obligations of the Parent under this Agreement are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against any Obligated Party or whether any Obligated Party is joined in any such action or actions. The liability of the Parent under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations under the Transaction Documents, or


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         any other amendment or waiver of or any consent to departure from any
         Transaction Document;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Obligated Party under the Transaction Documents;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Obligated Party or any of its Subsidiaries;

                  (f) any failure of any Beneficiary to disclose to the Parent any information relating to the financial condition, operations, properties or prospects of any Obligated Party now or in the future known to any Beneficiary (the Parent waiving any duty on the part of any Beneficiary to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Parent or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time (x) any payment in connection with any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, or (y) any performance or satisfaction of any Guaranteed Obligation is rescinded or otherwise invalidated, upon the insolvency, bankruptcy or reorganization of any party to any Transaction Document, all as though payment had not been made or as though such Guaranteed Obligation had not been performed or satisfied.

                  SECTION 3. WAIVERS AND ACKNOWLEDGMENTS. (a) The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligated Party or any other Person or any collateral.

                  (b) The Parent hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
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                                       4


                  (c) The Parent hereby agrees that the Beneficiaries shall have no obligations, duties or other liabilities under or in connection with any Swap Agreement (as defined under any Series Supplement).

                  SECTION 4. SUBROGATION. The Parent will not exercise any rights that it may now or hereafter acquire against any Obligated Party that arise from the existence, payment, performance or enforcement of the Parent's obligations under this Agreement or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against any Obligated Party or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Obligated Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts in connection with the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full and the Trust shall have been terminated. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the later of (i) the payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement and (ii) termination of the Trust, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Trustee to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Transaction Documents or to be held by the Trustee as collateral security for any Guaranteed Obligations payable under this Agreement thereafter arising.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. The Parent hereby represents and warrants as follows:

                  (a) DUE ORGANIZATION. The Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) CORPORATE POWERS AND NO CONFLICTS. The Parent's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene or violate any

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         Requirement of Law, (ii) conflict with, or result in any breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Parent or any of its properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to its properties. The Parent is not in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument.

                  (c) NO CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required by the Parent for
         (i) the due execution, delivery or performance by the Parent of this Agreement or the consummation of the other transactions contemplated hereby, or (ii) the exercise by the Trustee of its rights or remedies granted hereunder.

                  (d) ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms (except as such enforceability may be limited by Debtor Relief Laws). This Agreement is in full force and effect and is not subject to any specific dispute, offset, counterclaim or defense of the Parent.

                  (e) NO LITIGATION. There is no action, suit, investigation, litigation, or proceeding affecting the Parent, pending or threatened, before any Governmental Authority or arbitrator that (i) could have a Material Adverse Effect, (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or (iii) could adversely affect the income tax attributes of the Trust.

                  (f) SUBSIDIARIES. All of the outstanding capital stock of each Obligated Party is owned, directly or indirectly, by the Parent.

                  (g) ACCURACY OF INFORMATION. Each certificate, information, exhibit, financial statement, document, book, record or report furnished by a Responsible Officer of the Parent to the Trustee or Enhancement Provider in connection with this Agreement is accurate in all material respects as of its date and no such document contains any misstatement of material fact.

                  (h) SOLVENCY. The Parent is, and after giving effect to its obligations under this Agreement will be, Solvent.
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                  (i) INDEPENDENT CREDIT ANALYSIS. The Parent has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and the Parent has established adequate means of obtaining from each Obligated Party on a continuing basis information pertaining to, and is now and on a continuing basis will be familiar with, the financial condition, operations, properties and prospects of each Obligated Party.

                  (j) The consolidated balance sheet of the Parent and its subsidiaries as at February 11, 1997, and the related consolidated statement of operations and consolidated statements of cash flows ending as of February 11, 1997, copies of which have been furnished to the Program Agent, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

                  (k) CONDITIONS SATISFIED. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

         SECTION 6. COVENANTS. (a) So long as any Invested Amount shall remain unpaid or any Liquidity Provider or any Enhancement Provider shall have any commitment under any Transaction Document, the Parent will:

                  (i) COMPLIANCE WITH LAW. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law applicable to the Parent, its business and properties.

                  (ii) PRESERVATION OF LEGAL EXISTENCE. Preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), franchises, permits, licenses, approvals, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction where the failure to maintain such qualification could have a Material Adverse Effect.

                  (iii) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, which shall be maintained or caused to be maintained by the Parent and shall be separate and apart from those of any Affiliate of the Parent, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles consistently applied.
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                  (iv) VISITATION RIGHTS. At any reasonable time and from time to time upon reasonable notice, permit the Trustee, the Program Agent, any of the Investor Certificateholders or any Enhancement Provider, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Parent and any of its Subsidiaries and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with their independent certified public accountants.

                  (v) PAYMENT OF TAXES, ETC. Pay promptly, and cause each of its Subsidiaries to pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its property or in respect of its income and profits therefrom, and any and (B) claims of any kind except that no such amount, so long as such amount is not material, need be paid if the charge or levy is being contested in good faith through appropriate proceedings and as to which adequate reserves are being maintained and no Lien with respect thereto has attached to its property and become enforceable against its creditors.

                  (vi)     REPORTING REQUIREMENTS.

                           (A) Within 30 days after the end of each fiscal
                  month, deliver to the Trustee, the Program Agent, each Rating Agency and each Enhancement Provider the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and the related consolidated statements of operations and consolidated statements of cash flows for that portion of the Fiscal Year ending as of the end of such month setting forth in comparative form with respect to the balance sheet and statements of income the results from both the comparable period for the preceding Fiscal Year, and the projected consolidated figures for the current period, accompanied by the certification of the treasurer or controller of the Parent stating (i) that all such financial statements and (ii) the consolidated and consolidating financial position, the consolidated and consolidating results of operations and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such months and for the periods then ended, are complete and correct (subject to year-end audit adjustments).

                           (B) As soon as available and in any event within 45
                  days after the end of each fiscal quarter of the Parent and its consolidated Subsidiaries for financial accounting purposes ("FISCAL QUARTER") of each Fiscal Year, deliver to the Trustee, the Program Agent, each Rating Agency and each Enhancement Provider consolidated and consolidating balance sheets of the Parent and its

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                  Subsidiaries as of the end of such quarter and consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flow of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in comparative form the results from the comparable period for the preceding Fiscal Year all prepared in conformity with generally accepted accounting principles (subject to year-end audit adjustments) and certified by the treasurer or controller of the Parent as fairly presenting the financial condition and results of operations of the Parent and its Subsidiaries at such dates and for such periods, together with (i) a schedule in form satisfactory to the Trustee of the computations used by the Parent in determining compliance with all financial covenants contained herein, and (ii) a written discussion and analysis by the management of the Parent of the financial statements furnished in respect of such Fiscal Quarter;

                           (C) As soon as available and in any event within 90
                  days after the end of each Fiscal Year, deliver to the Trustee, the Program Agent, each Rating Agency and each Enhancement Provider consolidated balance sheets of the Parent and its Subsidiaries as of the end of such year and consolidated statements of operations and retained earnings and consolidated statements of cash flow of the Parent and its Subsidiaries and divisional operating results for such Fiscal Year, setting forth in comparative form the results from the preceding Fiscal Year, all prepared in conformity with generally accepted accounting principles and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Deloitte and Touche or other independent public accountants of recognized national standing acceptable to the Majority in Interest, together with (i) a certificate of such accounting firm stating that the audit was conducted by such accounting firm in accordance with generally accepted auditing standards, (ii) a schedule in form satisfactory to the Trustee of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Parent's compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Parent of the financial statements furnished in respect of such Fiscal Year.

                           (D) Within one Business Day after a Responsible
                  Officer of the Parent obtains Knowledge of the occurrence of any Early Amortization Event or Servicer Default or any event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event or a Service Default, notify the Trustee in writing of such occurrence;
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                                       9


                           (E) As soon as possible and in any event (x) within
                  three Business Days after a Responsible Officer of the Parent obtains Knowledge of the occurrence of any Early Amortization Event or Servicer Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event or Servicer Default, furnish to the Trustee, each Rating Agency and each Enhancement Provider the written statement of a Responsible Officer of the Parent setting forth details of such Early Amortization Event or Servicer Default or such event and the action which the Parent has taken and proposes to take with respect thereto, and (y) within three Business Days after a Responsible Officer of the Parent makes a determination that any other event, development or information is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, give written notice thereof to the Trustee, each Rating Agency and each Enhancement Provider;

                           (F) Promptly, from time to time, furnish to the
                  Trustee such other information, documents, records or reports regarding the condition or operations, financial or otherwise, of the Parent as the Trustee may from time to time reasonably request; and

                           (G) As soon as possible and in any event within 30
                  days after a Responsible Officer of the Parent obtains Knowledge that one of the following events has occurred or is reasonably expected to occur, furnish to the Trustee, each Rating Agency and each Enhancement Provider the written statement of a Responsible Officer of the Parent setting forth details of: (i) the occurrence of any Plan Event with respect to any Plan or (ii) the withdrawal by the Transferor or any of its ERISA Affiliates from, or the termination, reorganization or insolvency of, any Multiemployer Plan.

                  (vii) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates, including current commercial crime insurance (including commercial fraud insurance) as is commercially available at a cost that is not generally regarded as excessive by industry standards, with coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Receivables and the related Accounts.


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                                       10


                  (viii) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that any failure to do so, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Parent's ability to perform its obligations hereunder.

                  (ix) GUARANTEES; INDEBTEDNESS; INVESTMENTS. Comply, and cause each of its Subsidiaries to comply, with Sections 5.2, 7.2, 7.5 and
         7.19 of the Credit Agreement.

                  (b) The Parent covenants and agrees that so long as any promissory notes issued by any Investor (or any other securitization company administered by Citicorp North America, Inc. or any of its Affiliates) shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such notes shall have been outstanding, the Parent will not commence or institute, or join any other Person in commencing or instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, against the Transferor or any Investor or any successor to the Transferor or any Investor (or such other company) which becomes a party to any of the Transaction Documents.

                  SECTION 7. AMENDMENTS, ETC. (a) This Agreement may be amended from time to time by the Parent and the Trustee, without the consent of any Investor Certificateholder, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; PROVIDED that any amendment pursuant to this clause (a) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Investor Certificateholder.

                  (b) This Agreement may be amended from time to time by the Parent and the Trustee, with the consent of a Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any payment to be made hereunder without the consent of each such Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this clause (b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this clause (b) shall be deemed to


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adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, the Parent or any Obligated Party) addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

                  (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to clause (a)), the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder.

                  (d) It shall not be necessary for the consent of Investor Certificateholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  SECTION 8. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

                  If to the Parent,

                  3155 El-Bee Road
                  Dayton,  Ohio 45439
                  Tel:  937-296-4698
                  Fax:  937-296-4625
                  Attn: Sr. Vice President and Treasurer

                  If to the Trustee,

                  Bankers Trust Company
                  4 Albany Street
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                  10th Floor
                  New York, New York  10006
                  Tel:  (212) 250-6137
                  Fax:  (212) 250-6439
                  Attn: Structured Finance Team


                  SECTION 9. NO WAIVER; REMEDIES. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10. INDEMNIFICATION. Without limitation on any other obligations of the Parent or remedies of the Trustee or the Investor Certificateholders under this Agreement, the Parent shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Trustee and each Investor Certificateholder from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of the Trustee or such Investor Certificateholder's legal counsel) suffered or incurred by the Trustee or such Investor Certificateholder as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with their terms.

                  SECTION 11. CONTINUING AGREEMENT. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement (i) the payment of all other amounts payable under this Agreement and the other Transaction Documents and (ii) termination of the Trust, (b) be binding upon the Parent, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Trustee and its respective successors and permitted transferees and assigns.

                  SECTION 12. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13. SUBMISSION TO JURISDICTION. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 14. CONSENT TO SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service or process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 16. WAIVER OF JURY TRIAL. The Parent hereby irrevocably waives any right to a trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Transaction Document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions of any of the parties hereto or any other relationship existing in connection with this Agreement or any other Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                  IN WITNESS WHEREOF, the Parent has caused this Agreement to be duly executed and delivered by its respective officers thereunto duly authorized as of the date first above written.

                         THE ELDER-BEERMAN STORES CORP.



                         By___________________________
                           Name:
                           Title:

AGREED AND ACCEPTED:

BANKERS TRUST COMPANY, not in
    its individual capacity but solely
    as Trustee



By ______________________________
   Name:
   Title: